Exhibit 99.1

Innodata Reports Second Quarter 2018 Results

NEW YORK August 9, 2018 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter and the six months ended June 30, 2018.

•	Total revenue was $14.3 million in the second quarter of 2018, a 1% sequential increase from $14.1 million in the first quarter of 2018. Total revenue was $15.3 million in the second quarter of 2017.

•	Net loss was $0.5 million in the second quarter of 2018, or $(0.02) per diluted share, compared to a net loss of $0.3 million in the first quarter of 2018, or $(0.01) per diluted share. The results for the second quarter of 2018 include a $675,000 non-cash goodwill impairment charge for the DDS segment. Net loss in the second quarter of 2017 was $0.2 million, or $(0.01) per diluted share.

•	For the first six months of 2018, total revenue was $28.4 million, a decline of 6% from $30.3 million in the first six months of 2017. Net loss was $0.7 million, or $(0.03) per diluted share, in the first six months of 2018. The results for the first six months of 2018 include the $675,000 non-cash goodwill impairment charge referred to above. Net loss was $1.9 million, or $(0.07) per diluted share, during the first six months of 2017.

•	Adjusted EBITDA (as defined below) was $1.6 million in the second quarter of 2018, compared to $1.3 million in the first quarter of 2018. Adjusted EBITDA was $1.0 million in the second quarter of 2017.

•	Cash and cash equivalents were $11.7 million at June 30, 2018, compared to $11.4 million at December 31, 2017.

The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “Total revenue in the second quarter of 2018 exceeded the high end of our guidance by $0.8 million.

“DDS revenue in the second quarter increased by $350,000 from $10.5 million in first quarter of 2018, reflecting increased volumes from existing customers and revenue from new projects that commenced in early 2018. DDS also continued to benefit from cost reductions undertaken in late 2017. Adjusted EBITDA for the segment was $1.7 million in the second quarter, an increase of $0.5 million from the first quarter of 2018.

“Revenue in our Synodex segment was $1.0 million in the second quarter, an increase of 3% from the first quarter. The segment remained profitable in the quarter and achieved Adjusted EBITDA of 13% of revenue. We added two new customers late in the second quarter, and expect to see the benefit from these new engagements beginning in the third quarter. We believe Synodex will continue to post sequential quarterly increases in revenue in the second half of 2018.”

Abuhoff continued, “Revenue in our Agility segment declined by $231,000 in the second quarter of 2018 from $2.7 million in the first quarter of 2018. First quarter revenue in 2018 included $222,000 of one-time additional revenue from a reseller and $92,000 of seasonal revenue from our annual Bulldog awards program. Agility is recruiting actively to expand its sales and customer acquisition capacity and to increase its market presence. We expect that Agility will post sequential quarterly increases in revenue in the second half of 2018.”

Abuhoff concluded, “We anticipate third quarter revenue to be in the range of $13.7 – $14.1 million, consisting of DDS revenue in the range of $10.2 – $10.4 million, Synodex revenue in the range of $1.0 million – $1.1 million, and Agility revenue in the range of $2.5 – $2.6 million.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and subsidiaries in accordance with GAAP before income taxes, depreciation, amortization of intangible assets, goodwill impairment, changes in fair value of contingent consideration, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, it facilitates comparisons of the core operating performance of our company from period to period on a consistent basis and helps us identify underlying trends in our business. We believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision making. We use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net loss to Adjusted EBITDA is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

Innodata has scheduled an investor conference call for 11:00 AM eastern time on that same day.

The call-in numbers for the conference call are:

1-800-289-0438 (Domestic)
1-323-794-2423 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on both: 8260318

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a global services and technology company focused on data transformation, enrichment, and management. Through our data refinery platform and related products and services, we enable the world’s preeminent media, publishing and information services companies, as well as data-driven enterprises, to improve operational efficiency, drive growth, and bring new data-enabled products to market. Innodata Labs, our technology incubator, focuses on applied machine learning and emerging artificial intelligence. Our culture of innovation, quality, and service is present in everything we do.

Our venture companies include Synodex, a leader in medical record data transformation, and Agility PR Solutions, a provider of SaaS software and solutions for PR and communications professionals.

Forward Looking Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur. We undertake no obligation to update or review any guidance or other forward-looking information, whether as a result of new information, future developments or otherwise.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues	$14,270	$15,300	$28,390	$30,253

Operating costs and expenses:
Direct operating costs	9,929	11,399	19,823	23,122
Selling and administrative expenses	3,667	4,043	7,583	8,668
Goodwill impairment	675	-	675	-
Interest expense (income), net	10	1	14	(11)
Totals	14,281	15,443	28,095	31,779

Income (loss) before income taxes	(11)	(143)	295	(1,526)
Provision for income taxes	451	94	1,033	539
Net loss	(462)	(237)	(738)	(2,065)
Loss (income) attributable to non-controlling interests	(4)	71	4	169
Net loss attributable to Innodata Inc. and Subsidiaries	$(466)	$(166)	$(734)	$(1,896)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and Diluted	$(0.02)	$(0.01)	$(0.03)	$(0.07)
Weighted average shares outstanding:
Basic and Diluted	25,877	25,877	25,877	25,753

Comprehensive loss:

Net loss	$(462)	$(237)	$(738)	$(2,065)
Pension liability adjustment, net of taxes	(58)	(61)	(117)	(123)
Change in fair values of derivatives, net of taxes	(61)	(175)	(592)	136
Foreign currency translation adjustment, net of taxes	(337)	274	(365)	298
Other Comprehensive income (loss)	(456)	38	(1,074)	311
Total Comprehensive loss	(918)	(199)	(1,812)	(1,754)
Comprehensive loss (income) attributed to non-controlling interest	(4)	71	4	169
Comprehensive loss attributable to Innodata Inc. and Subsidiaries	$(922)	$(128)	$(1,808)	$(1,585)

Supplemental Financial Data:
Adjusted EBITDA	$1,645	$956	$2,979	$792

INNODATA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$11,706	$11,407
Accounts receivable, net	8,574	10,291
Prepaid expenses and other current assets	4,731	3,630
Total current assets	25,011	25,328
Property and equipment, net	7,052	7,189
Other assets	3,014	3,159
Deferred income taxes	1,464	1,757
Intangibles, net	6,943	7,606
Goodwill	2,108	2,832
Total assets	$45,592	$47,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,777	$6,829
Accrued salaries, wages and related benefits	4,897	5,539
Income and other taxes	3,487	1,098
Current portion of long term obligations	1,354	2,133
Total current liabilities	15,515	15,599
Deferred income taxes	536	614
Long term obligations	3,901	4,477
Non-controlling interests	(3,942)	(3,938)
STOCKHOLDERS’ EQUITY	29,582	31,119
Total liabilities and stockholders’ equity	$45,592	$47,871

INNODATA INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in thousands)

The following tables set out results by segment and reflect that commencing in the first quarter of 2018 docGenix results are included in our DDS segment and are no longer included in our Synodex segment (formerly our IADS segment).

	The results below for the three months ended June 30, 2017 are presented on a pro-forma basis as if for the second quarter of 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the second quarter of 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Three Months Ended		Three Months Ended
Adjusted EBITDA:	June 30, 2018	June 30, 2017	June 30, 2017
Net loss attributable to Innodata Inc. and Subsidiaries	$(466)	$(166)	$(166)
Depreciation and amortization	840	909	909
Goodwill impairment	675	-	-
Stock-based compensation	131	189	189
Provision for income taxes	451	94	94
Interest expense, net	10	1	1
Non-controlling interests	4	(71)	(71)
Adjusted EBITDA	$1,645	$956	$956

	Three Months Ended		Three Months Ended
Adjusted EBITDA – DDS Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net (income) loss attributable to DDS segment	$(60)	$511	$444
Depreciation and amortization	461	572	572
Goodwill impairment	675	-	-
Stock-based compensation	129	189	189
Provision for income taxes	463	104	104
Interest expense (income), net	7	(2)	(2)
Non-controlling interests	(4)	(4)	(71)
Adjusted EBITDA – DDS Segment	$1,671	$1,370	$1,236

	Three Months Ended		Three Months Ended
Adjusted EBITDA – Synodex Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net (income) loss attributable to Synodex segment	$119	$(146)	$(79)
Stock-based compensation	-	-	-
Non-controlling interests	8	(67)	-
Adjusted EBITDA – Synodex Segment	$127	$(213)	$(79)

	Three Months Ended		Three Months Ended
Adjusted EBITDA – Agility Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net loss attributable to Agility Segment	$(525)	$(531)	$(531)
Depreciation and amortization	379	337	337
Stock-based compensation	2	-	-
Benefit from income taxes	(12)	(10)	(10)
Interest expense, net	3	3	3
Adjusted EBITDA – Agility Segment	$(153)	$(201)	$(201)

	The results below for the six months ended June 30, 2017 are presented on a pro-forma basis as if for the period ended June 30, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the six months ended June 30, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Six Months Ended		Six Months Ended
Adjusted EBITDA:	June 30, 2018	June 30, 2017	June 30, 2017
Net loss attributable to Innodata Inc. and Subsidiaries	$(734)	$(1,896)	$(1,896)
Depreciation and amortization	1,724	1,852	1,852
Goodwill impairment	675	-	-
Stock-based compensation	271	477	477
Provision for income taxes	1,033	539	539
Interest expense (income), net	14	(11)	(11)
Non-controlling interests	(4)	(169)	(169)
Adjusted EBITDA	$2,979	$792	$792

	Six Months Ended		Six Months Ended
Adjusted EBITDA – DDS Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net (income) loss attributable to DDS segment	$(59)	$(657)	$(722)
Depreciation and amortization	963	1,186	1,186
Goodwill impairment	675	-	-
Stock-based compensation	267	475	475
Provision for income taxes	1,057	551	551
Interest expense (income), net	8	(14)	(14)
Non-controlling interests	(9)	(10)	(169)
Adjusted EBITDA – DDS Segment	$2,902	$1,531	$1,307

	Six Months Ended		Six Months Ended
Adjusted EBITDA – Synodex Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net (income) loss attributable to Synodex segment	$129	$(558)	$(493)
Stock-based compensation	-	2	2
Non-controlling interests	5	(159)	-
Adjusted EBITDA – Synodex Segment	$134	$(715)	$(491)

	Six Months Ended		Six Months Ended
Adjusted EBITDA – Agility Segment:	June 30, 2018	June 30, 2017	June 30, 2017
Net loss attributable to Agility Segment	$(804)	$(681)	$(681)
Depreciation and amortization	761	666	666
Stock-based compensation	4	-	-
Benefit from income taxes	(24)	(12)	(12)
Interest expense, net	6	3	3
Adjusted EBITDA – Agility Segment	$(57)	$(24)	$(24)

INNODATA INC. AND SUBSIDIARIES
REVENUE
(Unaudited)
(Dollars in thousands)

Revenue (by segment)

	The results below for the three and six months ended June 30, 2017 are presented on a pro-forma basis as if for the quarter and period ended June 30, 2017 the DDS segment had included docGenix and the Synodex segment had solely included the results of Synodex.		The results below are as reported in the three and six months ended June 30, 2017, with docGenix included in the Synodex segment (formerly named IADS segment) and excluded from the DDS segment.

	Three Months Ended		Three Months Ended
Revenue (by segment)	June 30, 2018	June 30, 2017	June 30, 2017

DDS	$10,826	$12,140	$11,800
Synodex	1,013	871	1,211
Agility	2,431	2,289	2,289
Total Revenue	$14,270	$15,300	$15,300

	Six Months Ended		Six Months Ended
Revenue (by segment)	June 30, 2018	June 30, 2017	June 30, 2017

DDS	$21,303	$23,773	$23,155
Synodex	1,995	1,595	2,213
Agility	5,092	4,885	4,885
Total Revenue	$28,390	$30,253	$30,253